Grant Thornton Audit and Accounting Limited Corporation (BVI)

The Offices 5
Level 3
Office 302, 303, 308
One Central, DWTC
Dubai, UAE

P.O. Box 1620
T +971 4 388 9925
F +971 4 388 9915
www.grantthornton.ae

August 10, 2026

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: NATIONAL ENERGY SERVICES REUNITED CORP.
File No. **001-38091**

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of NATIONAL ENERGY SERVICES REUNITED CORP. dated August 10, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON AUDIT AND ACCOUNTING LIMITED (DUBAI BRANCH)